GAUCHO GROUP HOLDINGS, INC.

GAUCHO BUENOS AIRES | ALGODON MANSION BUENOS AIRES | ALGODON WINE ESTATES WELLNESS RESORT | ALGODON WINE ESTATES PRIVATE ESTANCIAS | ALGODON FINE WINES SAN RAFAEL, MENDOZA



August 26, 2025

Dear Stockholders,

What is unfolding in Argentina today is striking: a nation long viewed through the lens of volatility is now sending signals of stability and renewal. Economic reforms are delivering measurable results, the peso is showing unusual stability, and these changes are unfolding on the global stage. Diplomacy, finance, and trade are converging to position Argentina differently than at any time in recent memory.

While uncertainties remain, the pace of progress—especially over the past year and a half—has been remarkable, exceeding even the most optimistic expectations. Adding to this chorus of confidence, historian Niall Ferguson of Stanford and Harvard recently told Bloomberg Línea that **President Milei's administration could be remembered as "one of the economic miracles of the 2020s**," noting this conviction has led him to purchase local assets. We must also give proper credit to editorialist and thought leader Doug Casey, who described Milei's rise

as "perhaps the most dramatic thing that's happened politically since at least World War II," and suggested that "if Milei's reforms stick, **within a decade, Argentina could become the most prosperous country in the world**." Remarkably, we have begun to see the contours of this vision taking shape over the past 18 months.

As former U.S. Secretary of Defense once famously remarked, "There are known knowns, there are known unknowns, and there are unknown unknowns." The phrasing—often recalled with a touch of amusement—remains useful. In Argentina today, we see a number of known knowns: tangible, positive developments that have already occurred that we believe are important to underscore.

After reviewing these key indicators, detailed below, we invite you to draw your own conclusion: *what comes next for asset values in Argentina?*



ARGENTINA'S ECONOMIC REFORMS ARE RESHAPING THE NATION, DRAWING RENEWED GLOBAL ATTENTION AND INVESTMENT.

Key Indicators of Argentina's Recovery

• **Argentina's annual inflation has declined** more than 98% since President Milei took office, with monthly inflation slowing to just 1.6% in June—a meaningful indicator of short-term stabilization.

• **Argentina's economy grew 6.4% year-over-year in June**, one of the strongest monthly expansions in recent memory, led by agriculture, construction, and manufacturing—sectors energized by pro-market reforms and investor-oriented policies.

• **Mortgages are back in Argentina**, with the market showing signs of revival. In Buenos Aires, new mortgage issuances rose nearly 500% year-over-year in February 2025, with projections pointing to more than $3 billion in new mortgage financing this year alone.

• **Global luxury and lifestyle brands are returning to Argentina (including Dolce & Gabbana, McLaren, Victoria's Secret, Sandro, Montblanc, and others)**, marking a vote of confidence in the country's economic turnaround. We have long believed that luxury lifestyle brands, real estate, and hospitality go hand in hand.

• **Rafael Nadal has bet on Argentina with his luxury hotel chain.** According to Forbes, the investment plan includes an outlay of US$200 million over the next five years in key tourism destinations across the country.

• The recently announced **framework for a zero-tariff agreement between Argentina and the United States** may create new opportunities for cross-border trade, offering potential cost advantages as we expand product availability in the U.S. market. Formal details of the agreement are expected in the weeks ahead, potentially opening additional opportunities for Gaucho Holdings.

• **Argentina's peso devaluation has increased our local peso income** by roughly 80% overnight. What had been a steep financial handicap under the previous dual exchange system has now become a significant advantage, dramatically improving cash flow and strengthening our ability to reinvest.

• **Algodon Fine Wines' total wine sales in USD increased by 86%**, driven by a healthy commercial strategy that prioritized brand positioning and protected average pricing, which rose 19% in USD. As a result, income increased by 80%.

• **Dollarization remains on the agenda**, with recent reforms viewed as laying the groundwork for potential adoption. In practice, U.S. dollars are already widely used in real estate, automobiles, and other high-value transactions such as electronics, travel, and private services.

• **The IMF is backing Argentina** having approved a 48-month Extended Fund Facility (EFF) arrangement totaling US$20 billion, while the **World Bank Group has announced a US$12 billion support package** for Argentina's economic reform program..

• By **withdrawing from BRICS and embracing Western defense standards**, Argentina is signaling to global markets that it is not aligning with authoritarian or state-controlled economic models, but instead charting a path of long-term engagement with Western institutions

• Argentina has taken what analysts describe as a hyper stance military cooperation, moving swiftly to **forge closer ties with the United States and NATO**. This reorientation was underscored this month, when Admiral Alvin Holsey, Commander of U.S. Southern Command, visited Buenos Aires for high-level meetings and co-hosted the South American Defense Conference, highlighting Argentina's growing role as a trusted regional partner.

• **Loosened currency controls, the return of consumer credit, and policies encouraging the flow of previously sidelined capital**—often referred to as "mattress dollars"—are supporting a resurgence in economic activity. Estimates suggest Argentine citizens hold between $200 and $400 billion in undeclared U.S. dollars.

• **Credit is returning to the economy, with 0% interest loans now being offered for new vehicle purchases**—an encouraging signal of restored access to consumer financing.

• **Argentina experienced a boom in vehicle sales during the first half of 2025**, with a 76.8%–77.5% year-on-year increase to more than 300,000 units. This surge was fueled by rising incomes, expanding credit, and the removal of import tariffs.

• Argentina's property market is showing clear signs of recovery after years of decline and relative stability. In Buenos Aires, property sales rose 22% in May, and by July the market achieved its third-best historical record in property deeds, **up 34.5% year-over-year** according to the Buenos Aires Notaries Association. Operations with **mortgage loans surged 519% compared to July 2024**, the largest jump in seven years—evidence that greater mortgage availability and shifting economic expectations are fueling a very positive cycle in 2025.

• According to Ámbito Financiero, **analysts project real estate price increases of up to 20% before the end of the year** as liquidity returns to the market.

• It has become **easier for foreign businesses to establish operations in Argentina**, further broadening the scope for international investment and participation.

• Argentina holds some of the **world's largest lithium reserves**, a critical resource for electric vehicle batteries and renewable energy storage. These assets position the country as a key player in the global energy transition.

• The **Vaca Muerta shale formation remains one of the largest untapped oil and gas reserves globally**. Development of these assets is central to Argentina's long-term energy strategy and potential export growth.



ALGODON WINE ESTATES: PREMIUM VINEYARD AND REAL ESTATE ASSETS POSITIONED AT THE HEART OF ARGENTINA'S WINE COUNTRY.

These certainties detailed above are already driving value across Argentina—and we believe it is still very early in the country's transformation. Looking ahead, the upcoming midterm elections present President Milei with the opportunity to gain additional seats in Congress. Should that occur, it would strengthen his ability to advance his reform agenda over the next several years.

We view these developments as validation of a long-held thesis: Argentina is on the move—economically, diplomatically, and financially.



GLOBAL LUXURY BRANDS ARE RETURNING TO ARGENTINA, UNDERSCORING THE COUNTRY'S RENEWED CONSUMER CONFIDENCE.

Gaucho Holdings retains a portfolio value of approximately USD 43 million (analysts project Argentina real estate price increases of up to 20% before the end of the year, as liquidity returns to the market). From the outset, we have believed in Argentina's long-term potential and took what many considered a contrarian stance. Our timing may have been early, but the dynamics we identified are now materializing, and they are unfolding in ways that support our position.

We thank you for your continued partnership as we move forward with renewed clarity and focus in a country undergoing one of the most significant economic and political transformations in recent history.

Stay tuned, as we await the formal announcement of the anticipated U.S.–Argentina trade deal. If the framework delivers as signaled, we believe it could create additional opportunities for Gaucho Holdings, and we look forward to sharing further updates with you.

Sincerely,

Scott L. Mathis Founder,
Chief Executive Officer and Chairman of the Board of Directors
smathis@gauchoholdings.com
www.GauchoHoldings.com

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this statement includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

GAUCHO
GROUP
HOLDINGS, INC.

1111 Lincoln Road, Ste. 500 Miami Beach, FL 33139